UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2007
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

    If and to the extent required by applicable rule or regulation, the information contained under Item 8.01 below is hereby incorporated by reference into this Item 2.04.

Item 8.01. Other Events

    The last reported sale price of SunPower Corporation’s class A common stock equaled or exceeded both $70.94 and $102.80, which represent 125% of the respective applicable conversion prices for our two outstanding series of senior convertible debentures, for at least 20 of the last 30 trading days during our fourth fiscal quarter ending December 30, 2007.  Accordingly, pursuant to the terms of the indenture governing our $200 million aggregate principal amount of 1.25% senior convertible debentures due 2027 and our $225 million aggregate principal amount of 0.75% senior convertible debentures due 2027, the market price conversion trigger has been satisfied and the debentures will be convertible during our first fiscal quarter ending March 30, 2008.

    A copy of the press release, dated January 22, 2008, announcing the satisfaction of the market price conversion trigger is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: January 22, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated January 22, 2008